UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 5, 2015

Gladstone Commercial Corporation (Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-33097 (Commission File Number)	020681276 (IRS Employer Identification No.)

1521 Westbranch Drive, Suite 100 McLean, Virginia (Address of principal executive offices)	22102 (Zip Code)

Registrant's telephone number, including area code: (703) 287-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 5, 2015, Gladstone Commercial Corporation, through its wholly owned subsidiary Gladstone Commercial Limited Partnership, and certain of its other wholly owned subsidiaries (collectively, the “Company”) entered into a first amended and restated credit agreement (the “Line of Credit”) with KeyBank National Association and certain other lenders.

The Line of Credit was amended to, among other things:

•	increase the borrowing capacity under the revolver by $10.0 million to $85.0 million;
•	add a 5-year, $25.0 million term loan facility;
•	reduce revolver interest rates by 25 bps at each of the leverage tiers;
•	provide term loan interest rates at 5 bps less than the revolver interest rates at each of the leverage tiers;
•	extend the term of the revolver by one-year to August 2018, with a one year extension option;
•	require the Company to have available liquid assets of $38.5 million beginning August 31, 2016 if the Company’s 7.125% Series C Cumulative Term Preferred Stock is still outstanding and has not been extended or replaced; and
•	increase the total maximum commitment from $100.0 million to $150.0 million;

As of October 5, 2015, $25.0 million was outstanding under the term loan facility and $26.5 million of borrowings were outstanding under the revolver, leaving availability of $11.3 million.

Additionally, as part of the amendment, the Company paid modification fees in the aggregate of $0.47 million.

This description of the Line of Credit is not complete and is qualified by the full text of the First Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference in this report.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	First Amended and Restated Credit Agreement, dated as of October 5, 2015, by and among Gladstone Commercial Limited Partnership, as borrower, Gladstone Commercial Corporation and certain of its wholly owned subsidiaries, as guarantors, each of the financial institutions initially a signatory thereto together with their successors and assignees, as lenders, and KeyBank National Association, as lender and administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLADSTONE COMMERCIAL CORPORATION

Date: October 6, 2015	By:	/s/ Danielle Jones
Danielle Jones Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	First Amended and Restated Credit Agreement, dated as of October 5, 2015, by and among Gladstone Commercial Limited Partnership, as borrower, Gladstone Commercial Corporation and certain of its wholly owned subsidiaries, as guarantors, each of the financial institutions initially a signatory thereto together with their successors and assignees, as lenders, and KeyBank National Association, as lender and administrative agent.